UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Effective May 9, 2018, Linda L. Chang resigned as Chief Financial Officer of Osiris Therapeutics, Inc. (the “Company”).

Appointment of Interim Chief Financial Officer

Joel Rogers, age 56, was appointed to serve as Interim Chief Financial Officer, effective as of May 9, 2018. Mr. Rogers has served as the Company’s Corporate Controller since October 2017. In his new role, Mr. Rogers’ base annual salary will increase to $250,000. No other compensatory or severance arrangements were entered into in connection with his appointment as Interim Chief Financial Officer.

Mr. Rogers has over 30 years of finance and accounting experience. Previously, Mr. Rogers served as Corporate Controller at ARC Group Worldwide, Inc. (NASDAQ: ARCW) from August 2014 to October 2017.  Prior to ARC Group Worldwide, Inc., Mr. Rogers served in accounting management roles at DigitalGlobe, Inc. (NYSE: DGI), Allos Therapeutics, Inc. (NASDAQ: ALTH), and Flex Ltd. (NASDAQ: FLEX).  Mr. Rogers began his career as an auditor at Deloitte & Touche LLP.  He holds a Bachelor of Arts (Accounting) from the University of Washington as well as a Master of Business Administration from Cornell University.  He is a Certified Public Accountant (Colorado).

There are no family relationships between Mr. Rogers and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

	By:	/s/ Jason Keefer
Jason Keefer
Interim President and Chief Executive Officer

Date: May 10, 2018

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